Exhibit 23.5

CONSENT OF NOMINEE FOR DIRECTOR OF SCORPIO TANKERS INC.

I hereby consent to all references to me in the proxy statement/prospectus included in the registration statement on Form F-4 of Scorpio Tankers Inc., as shall be filed with the U.S. Securities and Exchange Commission and any and all amendments or supplements thereto.

/s/ Merrick Rayner

Name: Merrick Rayner

Date:    July 12, 2017